Exhibit 10.1

EXECUTION

SECOND FORBEARANCE AND AMENDMENT AGREEMENT

THIS SECOND FORBEARANCE AND AMENDMENT AGREEMENT (this “Agreement”), effective as of June 29, 2023, is by and among HIGH TRAIL SPECIAL SITUATIONS LLC, a Delaware limited liability company (in its capacity as holder, secured party or collateral agent, as applicable, “Purchaser”), 9 Meters Biopharma, Inc., a Delaware corporation (“Issuer”), and NAIA RARE DISEASES, LLC, a Delaware limited liability company (“Guarantor” and, together with Issuer, the “Note Parties”).

WITNESSETH:

WHEREAS, the Parties entered into that certain Forbearance Agreement, dated as of April 26, 2023, as amended by that certain Amendment No. 1 to Forbearance Agreement, dated as of May 18, 2023 (as further amended or modified from time to time, the “First Forbearance Agreement”);

WHEREAS, the Forbearance Period expired on or about May 29, 2023;

WHEREAS, the Note Parties have requested that Purchaser continue to forbear from enforcing rights or remedies related to the Existing Defaults and that the Note be amended as set forth herein, and Purchaser has agreed to the foregoing, in each case upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT:

1. Recitals. The foregoing recitals are confirmed as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Agreement.

2. Definitions. Capitalized terms appearing herein and not otherwise defined shall have the meanings ascribed to such terms in the First Forbearance Agreement or the other Note Documents, as applicable, unless the context hereof shall otherwise require or provide.

3. Acknowledgements of Note Parties. Each of the Note Parties hereby acknowledges and agrees that as of the date hereof: (i) the Existing Defaults have occurred and remain in effect, (ii) Purchaser has not waived nor agreed to waive such Existing Defaults and has not agreed to any other restructuring, modification, amendment, waiver or forbearance except as expressly set forth herein and in the First Forbearance Agreement, (iii) as of the close of business on the date hereof, the outstanding principal balance of the Note is not less than $2,294,522.44, plus accrued and unpaid interest, including Default Interest, through the July 1, 2023 Interest Payment Date of $33,714.92; (iv) because of the Existing Defaults, Purchaser is entitled to exercise all of its rights and remedies as holder of the Note, secured party and collateral agent, as applicable, under the Note Documents, including, without limitation, by accelerating and declaring the Note due and payable in full immediately for cash in an amount equal to the Event of Default Acceleration Amount pursuant to Section 11(B)(ii) of the Note, plus accrued and unpaid interest, including Default Interest; (v) Purchaser is therefore entitled to receive a Forbearance and Amendment fee from the Issuer in the amount of $238,740.941 (the “Forbearance and Amendment Fee”); and (vi) the obligations of the Note Parties under the Note Documents include payment of all of Purchaser’s expenses,

1 Forbearance and Amendment Fee is equal to 15% of the $1,591,606.28 Principal Amount that remains outstanding after payment of the Partial Acceleration Amount.

costs and fees, including attorneys’ fees and the Forbearance and Amendment Fee, actually incurred in the enforcement of the Note Documents and drafting, negotiation, execution and approval of this Agreement.

4. Partial Acceleration. As a result of the Existing Defaults, Purchaser hereby declares a portion of the Note in the principal amount of $702,916.16 due and payable immediately in cash (the “Partial Acceleration”) in an amount equal to the Event of Default Acceleration Amount, including accrued and unpaid interest, including Default Interest, of $9,840.83, for an aggregate amount of $818,194.41 (the “Partial Acceleration Amount”). Issuer acknowledges that this Agreement constitutes written notice of the Partial Acceleration and waives any requirement under the Note Documents, including under Section 11(B)(ii) of the Note, to receive any other or further notice of same.

5. Reaffirmation and Ratification of Note Documents, Liens and Security Interests. As of the date hereof, each of the Note Parties hereby restates, ratifies, and reaffirms all of the terms and provisions of the Note Documents to which it is a party and agrees that such Note Documents are in full force and effect and shall continue to be valid and enforceable, without any counterclaim, defense or setoff, until the obligations are indefeasibly paid in full and all liabilities have been satisfied. Each of the Note Parties hereby restates, ratifies, and reaffirms that all obligations of the Note Parties to the Purchaser are secured by validly perfected, first priority security interests in and liens on substantially all personal property of the Note Parties, as provided in the Security Agreement, IP Security Agreement, Control Agreements, and related Note Documents, and that such liens and security interests are valid and subsisting against the property described in the Note Documents.

6. Forbearance.

(a) Effective upon satisfaction of the conditions set forth in Section 8 below (the “Forbearance and Amendment Effective Date”), the Purchaser hereby agrees to continue to forbear from the exercise of any further remedies under the Note and the other Note Documents and/or applicable law as a result of the Existing Defaults, and to defer the Amortization Payment coming due on July 1, 2023 to the subsequent Amortization Date, in each case through and including the earliest to occur of the following (the “Second Forbearance Period”): (i) July 31, 2023, or such later date agreed to by Purchaser in writing, (ii) the occurrence of a default, or breach of any of the representations, warranties, agreements or obligations of the Issuer hereunder; or (iii) a Default or Event of Default (other than the Existing Defaults) under the Note Documents (such earliest date, the “Forbearance Termination Date”), unless extended pursuant to a written agreement executed by Purchaser.

(b) Forbearance Limited to Terms Hereof. Purchaser’s forbearance pursuant to this Section 6 shall be limited solely to the terms expressly set forth herein.

(c) Notice Requirements Satisfied. The Note Parties acknowledge that all notice requirements set forth in the Note Documents and imposed upon Purchaser in connection with the Existing Defaults, and the exercise of its remedies therefor (together with all applicable cure and/or grace periods) have been satisfied (or shall be deemed to have been satisfied by this Agreement) without exception, and that upon the expiration or earlier termination of the Second Forbearance Period, Purchaser shall, with respect to the Existing Defaults, have the full right and power to exercise all rights and remedies granted to it thereunder.

7. Amendment of Note. Effective upon the Forbearance and Amendment Effective Date, the Note is hereby amended as follows:

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(a) The definition of “Amortization Payment” set forth in the Note is hereby amended by amending and restating subsection (B) thereof in its entirety to read as follows:

“(B) with respect to any Amortization Date on or after July 1, 2023, an amount equal to eight hundred eighty-two thousand dollars ($882,000) on each such Amortization Date; provided, however, that (i) the Company shall have the right to, if mutually agreed in writing by both the Holder and the Company (of which an email writing shall be sufficient), increase such Amortization Payment to an amount not to exceed ten million dollars ($10,000,000), and (ii) with respect to any Amortization Date on or after July 1, 2023, the Holder shall have the right to, upon written notice to the Company at any time prior to such Amortization Date (of which email notice shall be sufficient), defer any such Amortization Payment, in whole or in part, to the subsequent Amortization Date. The amount of each deferred Amortization Payment (including as such amount may have been increased by prior deferred Amortization Payments) shall be added to and become a part of the immediately subsequent Amortization Payment.”

8. Conditions of Effectiveness of Forbearance and Amendment. The Forbearance and Amendment Effective Date shall not occur and the Second Forbearance Period shall not be effective until the following conditions precedent have been satisfied or waived in writing:

(a) No Default or Event of Default (other than the Existing Defaults) shall exist;

(b) The representations and warranties set forth in the Note Documents and herein shall be true and correct in all material respects, except (i) with respect to the existence of the Existing Defaults, (ii) to the extent already limited by materiality, in which case such representations and warranties shall be true and correct in all respects, and (iii) to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(c) Purchaser shall have received the Partial Acceleration Amount of $818,194.41 by wire transfer in immediately available funds in United States currency to an account designated to Issuer in writing, to be applied by Purchaser to reduce the outstanding principal balance of the Note to $1,591,606.28;

(d) Purchaser shall have received the Forbearance and Amendment Fee in the amount of $238,740.94 by wire transfer in immediately available funds in United States currency to an account designated to Issuer in writing;

(e) Purchaser shall have received all interest due and payable in respect of the remaining outstanding Principal Amount for the Interest Period ending on the July 1, 2023 Interest Payment Date in the amount of $23,874.09;

(f) Purchaser shall have received its costs and expenses, including out-of-pocket attorneys’ fees and expenses, in connection with the preparation, negotiation and execution of this Agreement;

(g) The Note Parties shall have made or caused to be made any filing and obtained any consent or authorization as necessary to execute, deliver and perform hereunder; and

(h) Purchaser shall have received such other documents, instruments and certificates as reasonably requested by Purchaser.

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9. Representations and Warranties. Each of the Note Parties hereby represents, warrants and certifies that:

(a) The representations and warranties contained in the Note Documents to which it is a party are true and correct in all material respects on and as of the date hereof (except to the extent already limited by materiality, in which case such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;

(b) this Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of such Note Party in accordance with its terms; and

(c) other than the Existing Defaults, no Default or Event of Default exists; and

(d) any shares of Common Stock issued or issuable pursuant to the Note (A) would be eligible to be offered, sold or otherwise transferred by the Purchaser pursuant to an effective registration statement and without any requirement for registration under any state securities or “blue sky” laws; and (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange.

10. Covenants.

(a) Issuer shall provide written notice to Purchaser promptly upon the occurrence of any event or circumstance that may reasonably be expected to constitute or become a breach or Event of Default.

(b) Issuer shall promptly pay all of Purchaser’s out-of-pocket fees and expenses incurred in connection with the transactions contemplated under this Agreement.

(c) The Note Parties shall take all such actions and execute and deliver all such documents and instruments as requested by Purchaser as necessary to give effect to the terms of this Agreement.

11. Default Rate Matters. The Default Rate instituted as set forth in the First Forbearance Agreement continues to be in effect. Default Interest on the outstanding Principal Amount of the Note shall continue to accrue. Forbearance from requiring tender of any payment as and when due under the Note shall not constitute a waiver of the right to receive any such payment upon expiration or termination of the Second Forbearance Period.

12. Remedies. Upon expiration or termination of the Second Forbearance Period, Purchaser’s agreement to forbear shall terminate automatically without further act or action by Purchaser, and Purchaser shall have the immediate right to exercise its rights and remedies under the Note Documents, hereunder and/or applicable law or in equity, including, without limitation, all rights as a secured creditor under the Uniform Commercial Code and at law and in equity to conduct a foreclosure sale of any portion of the collateral securing the Note.

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13. Governing Law and Venue. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

14. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

15. Transaction Document. This Agreement is a Note Document and a Transaction Document (as defined in the SPA) and is subject to all provisions of the Note Documents applicable to Transaction Documents, all of which are incorporated in this Agreement by reference the same as if set forth in this Agreement verbatim.

16. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

17. No Novation. This Agreement is not intended to constitute a novation of the Note or the other Note Documents. All of the indebtedness, liabilities and obligations owing by each of the Note Parties under the Note Documents and liens and security interests granted and perfected thereunder and thereby shall continue to the fullest extent set forth therein.

18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Issuer, Guarantor, Purchaser, and each of their respective successors and permitted assigns, provided that neither Issuer nor Guarantor may, without the prior written consent of Purchaser, assign any rights, powers, duties or obligations hereunder. Purchaser may sell, transfer, or assign any of its rights hereunder or under any of the Note Documents at any time without notice to or consent of Issuer or Guarantor, subject to the provisions of the Note Documents.

19. Waiver and Release. Each of the Note Parties warrants and represents to Purchaser that its obligations under the Note Documents are not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever and, as a material part of the consideration for Purchaser entering into this Agreement, each agrees as follows (the “Release Provision”):

(a) EACH OF THE NOTE PARTIES HEREBY RELEASES AND FOREVER DISCHARGES PURCHASER AND ITS PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, MEMBERS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (HEREINAFTER ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS “RELEASED PARTIES”) JOINTLY AND SEVERALLY FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER OCCURRING PRIOR TO THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, RE-CHARACTERIZATION, OR EQUITABLE SUBORDINATION, WHETHER ARISING AT LAW OR IN EQUITY, PRESENTLY POSSESSED, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, PRESENTLY ACCRUED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED (“CLAIMS”), WHICH EACH OF THE NOTE PARTIES MAY HAVE OR CLAIM TO HAVE AGAINST ANY OF THE RELEASED PARTIES.

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(b) Each of the Note Parties agrees not to sue any of the Released Parties or in any way assist any other Person in suing any of the Released Parties with respect to any Claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding that may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c) Each of the Note Parties acknowledges, warrants, and represents that it has read and understands the Release Provision and has had the assistance of independent counsel of its own choice in considering the terms of the Release Provision.

20. Returned Proceeds. Anything to the contrary herein notwithstanding, if any proceeds or property are remitted to Purchaser by or on behalf of any of the Note Parties in accordance with the terms hereof, and thereafter, as a result of the exercise of the authority of a trustee or debtor-in-possession under applicable provisions of the U.S. bankruptcy code, other insolvency law, or any provision of applicable federal or state law, Purchaser is required to, and does in fact, remit, rescind or restore the whole or any part of such proceeds or property (the “Returned Proceeds”), (a) the amount of any such Returned Proceeds shall be considered to have been unpaid at all times for the purposes of this Agreement, (b) the obligations of the Note Parties to Purchaser under the Note Documents (less the amount of Returned Proceeds paid and applied on account of the Note and not so returned), and the corresponding lien rights of Purchaser, shall be automatically reinstated nunc pro tunc, and (c) the Note Parties shall indemnify and hold Purchaser harmless from and against any and all losses and reasonable costs and expenses, including reasonable legal fees, incurred by Purchaser arising out of, relating to or in connection with such remittance, recission or restoration.

21. Amendments. This Agreement may not be amended except in a writing executed by Purchaser and all parties hereto.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including electronic copies) but all of which together shall constitute one and the same instrument. Electronic signatures hereto shall be effective as manually executed originals.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the Issuer, Purchaser and Guarantor have caused this Agreement to be executed as of the day and year first above written.

ISSUER:

9 METERS BIOPHARMA, INC.,
a Delaware corporation

By: /s/ Bethany Sensenig
Name: Bethany Sensenig
Title: Chief Financial Officer

GUARANTOR:

NAIA RARE DISEASES, LLC,
A Delaware limited liability company

By: /s/ Bethany Sensenig
Name: Bethany Sensenig
Title: Chief Financial Officer and Interim CEO

PURCHASER:

HIGH TRAIL SPECIAL SITUATIONS LLC,
A Delaware limited liability company

By: /s/ Eric Helenek
Name: Eric Helenek
Title: Authorized Signatory

[Signature Page to Second Forbearance and Amendment Agreement]